Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Record Revenue for the First Quarter of 2014

Columbia, MD. May 1, 2014. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended March 31, 2014.

Overview of First Quarter 2014 Results:

•	Revenue of $117.9 million for first quarter of 2014 compared to $101.4 million for first quarter of 2013, up 16%
•	Gross profit of $18.4 million for first quarter of 2014 compared to $16.2 million for first quarter of 2013, up 13%
•	EBITDA of $9.7 million for first quarter of 2014 compared to $9.5 million for first quarter of 2013
•	Diluted earnings per share of $0.22 for first quarter of 2014 compared to $0.26 for first quarter of 2013

The Company’s revenue increased $16.5 million or 16.3% during the first quarter of 2014 compared to the first quarter of 2013. The Company achieved organic revenue growth of 12% during the first quarter due to strong performance by its Learning Solutions, Professional & Technical Services and Energy Services segments due to contracts with new clients and expansion of work with existing clients. Gross profit was $18.4 million, or 15.6% of revenue, for the first quarter of 2014 compared to $16.2 million, or 16.0% of revenue, for the first quarter of 2013. SG&A expense increased $2.5 million or 27.5% during the first quarter of 2014 largely due to increased costs associated with the Company’s global expansion to support recent outsourcing contracts. Income before income tax expense was $7.1 million for the first quarter of 2014 compared to $7.5 million for the first quarter of 2013. Net income was $4.3 million, or $0.22 per share, for the first quarter of 2014 compared to $4.9 million, or $0.26 per share, for the first quarter of 2013.

“In the first quarter of 2014, the Company achieved record revenue of approximately $117.9 million and increased EBITDA compared to the corresponding quarter of 2013,” commented Scott N. Greenberg, Chief Executive Officer of GP Strategies. “The quarterly results include the continued build-out of our infrastructure to support our growing global business, as well as expenses associated with establishing 14 subsidiaries along with local business support in countries in Europe, the Middle East, Asia and Latin America in the last six months, implementation of our accounting system in certain foreign jurisdictions and completion of the acquisition of the Effective-People and Effective-Learning companies. The Company is at a true inflection point and these investments enable us to execute on a global basis, which is becoming a key differentiator of GP Strategies in the training and performance improvement industry. We are starting to see increased global opportunities. These are exciting times for GP Strategies and we look forward to future success.”

Balance Sheet and Cash Flow Highlights

As of March 31, 2014, the Company had cash and cash equivalents of $5.2 million compared to $5.6 million as of December 31, 2013. The Company had no long-term debt, $2.8 million of short-term borrowings outstanding and $46.1 million of available borrowings under its revolving line of credit as of March 31, 2014. Cash provided by operating activities was $0.7 million for the quarter ended March 31, 2014 compared to $5.3 million for the same period in 2013. The decrease in cash provided by operating activities was largely due to an increase in unbilled receivables during the first quarter of 2014.

Investor Call

The Company has scheduled an investor conference call for 10:00 a.m. ET on May 1, 2014. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in numbers for the live conference call are 800-617-7643 or 303-223-2681, using conference ID number 21715588. A telephone replay of the call will also be available beginning at 12:00 p.m. on May 1st, until 12:00 p.m. on May 15th. To listen to the replay, dial 800-633-8284 or 402-977-9140, using conference ID number 21715588.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization). The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s results. This measure should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.

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About GP Strategies

GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, eLearning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,

	2014	2013

Revenue	$117,880	$101,373
Cost of revenue	99,525	85,192
Gross profit	18,355	16,181
Selling, general and administrative expenses	11,589	9,089
Gain on change in fair value of contingent consideration, net	377	247
Operating income	7,143	7,339
Interest expense	205	100
Other income	189	229
Income before income tax expense	7,127	7,468
Income tax expense	2,810	2,543
Net income	$4,317	$4,925

Basic weighted average shares outstanding	19,141	19,060
Diluted weighted average shares outstanding	19,422	19,296

Per common share data:
Basic earnings per share	$0.23	$0.26
Diluted earnings per share	$0.22	$0.26

Other data:
EBITDA (1)	$9,740	$9,526

(1)	The term (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Quarters ended
	March 31,

	2014	2013
Revenue by segment:
Learning Solutions	$52,967	$42,734
Professional & Technical Services	19,910	18,015
Sandy Training & Marketing	14,258	14,998
Performance Readiness Solutions	13,009	15,500
Energy Services	17,736	10,126
Total revenue	$117,880	$101,373

Gross profit by segment:
Learning Solutions	$6,603	$7,171
Professional & Technical Services	4,114	2,684
Sandy Training & Marketing	1,910	1,926
Performance Readiness Solutions	1,733	1,978
Energy Services	3,995	2,422
Total gross profit	$18,355	$16,181

Operating income by segment:
Learning Solutions	$1,048	$3,212
Professional & Technical Services	2,361	1,058
Sandy Training & Marketing	577	629
Performance Readiness Solutions	501	579
Energy Services	2,279	1,614
Gain on change in fair value of contingent consideration, net	377	247
Total operating income	$7,143	$7,339

Supplemental Cash Flow Information:
Net cash provided by operating activities	$721	$5,316
Capital expenditures	(916)	(830)
Free cash flow	$(195)	$4,486

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation –EBITDA (2)

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31,

	2014	2013

Net income	$4,317	$4,925
Interest expense	205	100
Income tax expense	2,810	2,543
Depreciation and amortization	2,408	1,958
EBITDA	$9,740	$9,526

(2)	Earnings before interest, income taxes, depreciation and amortization (EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$5,227	$5,647
Accounts and other receivables	95,242	94,662
Costs and estimated earnings in excess of billings on uncompleted contracts	33,295	22,706
Prepaid expenses and other current assets	14,857	13,523
Total current assets	148,621	136,538
Property, plant and equipment, net	9,184	9,231
Goodwill and other intangibles, net	130,607	132,116
Other assets	2,116	2,271
Total assets	$290,528	$280,156

Current liabilities:
Short-term borrowings	$2,777	$407
Accounts payable and accrued expenses	53,796	55,339
Billings in excess of costs and estimated earnings on uncompleted contracts	26,618	22,062
Total current liabilities	83,191	77,808
Other noncurrent liabilities	9,514	9,321
Total liabilities	92,705	87,129
Total stockholders’ equity	197,823	193,027
Total liabilities and stockholders’ equity	$290,528	$280,156

© 2014 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

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CONTACTS:
Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9640	443-367-9636	443-367-9925

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